                                                                   EXHIBIT 10.9
















                               QUANEX CORPORATION
                            SUPPLEMENTAL BENEFIT PLAN














                              AMENDED AND RESTATED
                             EFFECTIVE JUNE 1, 1999

                                TABLE OF CONTENTS

                                                                 SECTION
ARTICLE  I - NAME AND PURPOSE

ARTICLE II - DEFINITIONS

         Actuarial Equivalent.......................................2.01
         Board......................................................2.02
         Change of Control..........................................2.03
         Code.......................................................2.04
         Committee..................................................2.05
         Company....................................................2.06
         Disability.................................................2.08
         Early Retirement Date......................................2.10
         Earnings...................................................2.11
         Employee...................................................2.12
         Final Average Earnings.....................................2.13
         Forfeiting Act.............................................2.14
         Incentive Bonus or Incentive Bonuses.......................2.15
         Normal Retirement Date.....................................2.16
         Participant................................................2.17
         Plan.......................................................2.18
         Plan Year..................................................2.19
         Qualified Plan.............................................2.20
         Qualified Plan Benefit.....................................2.21
         Service....................................................2.23
         Social Security Benefit....................................2.24

ARTICLE III - PARTICIPATION

         Eligibility................................................3.01
         Reemployment...............................................3.02

ARTICLE IV - RETIREMENT BENEFITS

         Normal Retirement..........................................4.01
         Deferred Retirement........................................4.02
         Early Retirement...........................................4.03
         Disability Benefit.........................................4.04
         Deferred Vested Benefit....................................4.05
         Change of Control Benefit..................................4.06
         Time of Payment of Benefit.................................4.07


ARTICLE V - DEATH BENEFITS

         In General.................................................5.01
         Death During Employment....................................5.02
         Death After Termination of Employment......................5.03

ARTICLE VI - BENEFICIARIES

         Designation of Beneficiary.................................6.01
         Payment of Benefits Upon Death.............................6.02
         Minors and Persons Under Legal Disability..................6.03

ARTICLE VII - FORFEITURE FOR CAUSE

ARTICLE VIII - AGREEMENT FUNDED THROUGH RABBI TRUST

ARTICLE IX - PLAN COMMITTEE PROCEDURE

         Committee..................................................9.01
         General Rights, Powers and Duties of Plan Committee........9.02
         Rules and Decisions........................................9.03
         Committee Procedures.......................................9.04
         Authorization of Benefit Payments..........................9.05
         Application and Forms of Benefits..........................9.06
         Facility of Payment........................................9.07
         Claims Procedure...........................................9.08
         Responsibility.............................................9.09

ARTICLE X - AMENDMENT AND TERMINATION

         Amendment.................................................10.01
         Right to Terminate Plan...................................10.02

ARTICLE XI - MISCELLANEOUS

         Inalienability of Benefits................................11.01
         No Implied Rights.........................................11.02
         Actions by Company........................................11.03
         Binding Effect............................................11.04
         Number and Gender.........................................11.05
         Governing Law.............................................11.06


                                    ARTICLE I

                                NAME AND PURPOSE

     This plan, as adopted effective February 28, 1980 and amended and restated October 22, 1981, November 1, 1988 and June 1, 1999, shall be known as the Quanex Corporation Supplemental Benefit Plan (the "Plan").

     The Plan provides retirement benefits for certain designated management employees in addition to those provided under the benefit plans for salaried employees of Quanex Corporation, as in effect from time to time.

     The purpose of the Plan is to supplement those benefits that a Participant may be entitled to receive as a salaried employee of Quanex Corporation. Except as may be otherwise provided herein, the terms used in the Plan shall have the meanings specified in the Quanex Corporation Salaried Employees' Pension Plan.

                                   ARTICLE II

                          DEFINITIONS AND DESIGNATIONS

     2.01 "ACTUARIAL EQUIVALENT" means a benefit of equivalent value computed on the basis of the UP-84 mortality tables and an eight percent rate of interest for purposes of determining lump sum benefits and the value of Trust assets.

     2.02 "BOARD" means the Board of Directors of the Company.

     2.03 "CHANGE OF CONTROL" means the occurrence of one or more of the following events after June 1, 1999.

     (a) the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a "Covered Person") of beneficial ownership (within the meaning of rule 13d-3 promulgated under the Exchange Act) of 20 percent or more of either (i) the then outstanding shares of the common stock of (the "Outstanding Company Common Stock"), or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (a) of this Section, the following acquisitions shall not constitute a Change of Control of the Company: (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by the Company, or (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and
(iii) of subsection (c) of this Section; or

     (b) individuals who, as of June 1, 1999, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to June 1, 1999 whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Covered Person other than the Company; or

     (c) the consummation of (xx) a reorganization, merger or consolidation or sale of the Company or (yy) a disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding

Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, direct or indirectly, more than 80 percent of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Covered Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20 percent or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination, were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

     (d) the approval by the stockholders of Quanex of a complete liquidation or dissolution of Quanex.

     2.04 "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

     2.05 "COMMITTEE" means the Committee established under Article IX to administer the Plan.

     2.06 "COMPANY" means Quanex Corporation, a Delaware corporation.

     2.07 "DISABILITY" means physical or mental condition which, during the first 24 months of the existence of the condition totally prevents the Participant from performing each and every duty of his own job. Subsequently, the disabling physical or mental condition must totally and permanently prevent the Participant from engaging for remuneration or profit in any equivalent occupation for which he is reasonably qualified by education, training, or experience. Proof of total and permanent disability must be based upon a medical examination or other evidence submitted in a statement by a licensed physician or clinic. Notwithstanding any other provision, the Participant will not qualify for disability benefits as defined herein if the disability results from chronic alcoholism, self-addiction to narcotics or other drugs, a willfully self-inflicted injury, an injury as the result of engaging in a felonious or criminal act or enterprise; injury or disease sustained during and arising out of employment by anyone other than the Company, or service in the Armed Forces of the United States which entitles the Participant to a veteran's disability pension.

     2.08 "EARLY RETIREMENT DATE" means the first day of any month after a Participant's attainment of age 55 and the completion of five years of Service.

     2.09 "EARNINGS" means all wages as defined in section 3401 of the Code (for purposes of income tax withholding) for services rendered in the course of employment with the Company; modified by excluding reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation, welfare benefits, BeneFlex dollars under the Quanex Corporation Medical Reimbursement Plan, Incentive Bonuses and restricted stock awards and stock options; and modified further by including elective contributions under a cafeteria plan maintained by the Company that is governed by section 125 of the Code and elective contributions to any plan maintained by the Company that contains a qualified cash or deferred arrangement under section 401(k) of the Code.

     2.10 "EMPLOYEE" means any person hired by the Company who is receiving remuneration in the form of a salary for personal services rendered to the Company.

     2.11 "FINAL AVERAGE EARNINGS" means the highest monthly average of a Participant's Earnings which is produced by averaging his Earnings and Incentive Bonuses over any 36 consecutive month period during the 60 consecutive month period immediately preceding the date of the Participant's termination of employment with the Company. However, for the purposes of this definition, no than three Incentive Bonuses shall be taken into account in calculating a Participant's earnings over any 36 consecutive month period.

     2.12 "FORFEITING ACT" means the Participant's fraud, dishonesty, willful destruction of Company property, committing of a felony, revealing Company trade secrets, acts of competition against the Company or acts in aid of a competitor of the Company.

     2.13 "INCENTIVE BONUS" or "INCENTIVE BONUSES" means compensation earned under the Quanex Corporation Executive Incentive Plan, whether or not deferred under the Quanex Corporation Deferred Compensation Plan.

     2.14 "NORMAL RETIREMENT DATE" means the first day of the month coincident with or next following a Participant's 65th birthday.

     2.15 "PARTICIPANT" means an Employee designated by the Board as eligible for participation in the Plan, and who meets the requirements of Article III.

     2.16 "PLAN" means the Quanex Corporation Supplemental Benefit Plan.

     2.17 "PLAN YEAR" means the period commencing on November 1 and ending on October 31.

     2.18 "QUALIFIED PLAN" means the Quanex Corporation Salaried Employees' Pension Plan maintained by the Company.

     2.19 "QUALIFIED PLAN BENEFIT" means the aggregate of all benefits which would be payable to the Participant from the Qualified Plan payable on or after his Normal Retirement Date. In calculating the amount of the Qualified Plan Benefit, for the purposes of the Plan the following shall apply:

     (a) If the normal form of benefit of the Qualified Plan is other than a straight life annuity, the benefit shall be expressed in the form of a straight life annuity by using the actuarial assumptions contained in the Qualified Plan.

     (b) If benefits under the Qualified Plan are paid or are payable to the Participant prior to the date his benefits commence under the Plan, the Actuarial Equivalent of such benefits as of his Normal Retirement Date (as defined in the Qualified Plan) shall be used.

     (c) The amount of a Participant's Qualified Plan Benefit shall be determined based on the provisions of the Qualified Plan as in effect on the date his benefits under the Plan are determined.

     (d) The amount of a Participant's Qualified Plan Benefit shall be determined by disregarding any offset for benefits payable under a terminated retirement plan that was previously maintained by the Company as one of its affiliates.

     2.20 "SERVICE" means service for purposes of the Qualified Plan. In determining a Participant's Service, all Years of Service after the Participant's date of hire shall be taken into effect.

     2.21 "SOCIAL SECURITY BENEFIT" means, for all purposes other than determining the Disability benefit, the monthly amount payable commencing on the later of the Participant's 65th birthday or the date of his termination of employment with the Company under the provisions of Title II of the Social Security Act. Such benefit shall be determined based on (1) the Participant's average monthly wage or indexed earnings (as defined in the Social Security Act, as amended) on the date of his termination of employment with the Company, computed under the Social Security Act as in effect on the January 1 of the calendar year in which benefits are determined and using the Participant's annual total wages from the Company for the prior calendar year, as defined in
Section 3121(b), assuming his wages increased prior thereto at the rate of increase in the average per worker total wages reported by the Social Security Administration, and assuming continuation of such wages without increase thereafter until his termination of employment with the Company (with no wages thereafter); and (2) the Table of Primary Social Security Benefits under the Social Security Act as in effect on the January 1 of the calendar year in which his termination of employment with the Company actually occurs. "Social Security Benefit" means, for purposes of determining a Disability benefit, any actual disability benefit for which the Participant is eligible under Title II of the Social Security Act.

                                   ARTICLE III

                                  PARTICIPATION

     3.01 ELIGIBILITY TO PARTICIPATE. An Employee shall become eligible to become a Participant in the Plan by designation of the Board. The Committee shall notify each Participant of his eligibility. Each designated Employee shall furnish such information and perform such acts as the Committee may require prior to becoming a Participant.

     3.02 REEMPLOYMENT. Any person who terminates employment with the Company shall not be eligible to participate in the Plan upon his reemployment by the Company unless the Board so determines. In such event, the Board shall specify whether and under what conditions the person shall receive credit for all or any of his Service completed prior to reemployment.


                                      III-1

                                   ARTICLE IV

                               RETIREMENT BENEFITS

     4.01 NORMAL RETIREMENT BENEFIT. Subject to Article VIII, if a Participant terminates employment with the Company on or after his Normal Retirement Date, he will be entitled to the lump-sum Actuarial Equivalent of a monthly benefit payable to the Participant for life only in an amount equal to:

     (a) 2.75 percent of his Final Average Earnings multiplied by his years of Service (not in excess of 29.09 years), less

     (b) the sum of:

         (1)    the Participant's Qualified Plan Benefit, and
         (2)    the Participant's Social Security Benefit.

     4.02 DEFERRED RETIREMENT BENEFIT. If a Participant terminates employment with the Company on or after his Normal Retirement Date, he will be entitled to the lump-sum Actuarial Equivalent of a monthly benefit payable to the Participant for life only determined in accordance with the provisions of
Section 4.01. The benefit will not be actuarially increased to reflect the later benefit payment date or his shorter life expectancy. In determining a Participant's deferred retirement benefit, his Service subsequent to his Normal Retirement Date and the computation of his Final Average Earnings shall take into account his Service after his Normal Retirement Date.

     4.03 EARLY RETIREMENT BENEFIT. If a Participant terminates employment with the Company on or after his Early Retirement Date but before age 65, he shall be entitled to the lump-sum Actuarial Equivalent of a monthly benefit payable to the Participant for life only determined in accordance with the provisions of
Section 4.01 based upon his years of Service and Final Average Earnings on the date of his termination of employment with the Company. The monthly amount shall be reduced by a fraction, the numerator of which is the Participant's actual years of Service as of the date of his termination of employment with the Company and the denominator of which is the number of years of Service the Participant would have if he continued to be employed by the Company until the date of his 65th birthday.

     4.04 DISABILITY BENEFIT. If a Participant who has completed six months of Service terminates employment with the Company prior to his Early Retirement Date due to his Disability, he shall receive a monthly Disability benefit, for so long as he has a Disability but no longer than his Normal Retirement Date (on which date the Participant shall be treated as a retiree entitled to benefits under Section 4.01), in an amount equal to:

     (a) 50 percent of the sum of his monthly Earnings in effect at the date of his Disability and the monthly equivalent of the average of his Incentive Bonuses for the prior three Plan Years, less

     (b) the sum of:

     (1) the Participant's Qualified Plan Benefit;

     (2) the Participant's Social Security Benefit;

     (3) the Participant's benefit under the Company's group long-term disability insurance plan;

     (4) the Participant's benefit under an individual disability policy provided by the Company, and;

     (5) the Participant's benefit under the Company's wage continuation policy plan.

     Upon the occurrence of the Normal Retirement Date of a former Participant with a Disability, he will be entitled to the lump sum Actuarial Equivalent of a monthly benefit payable to him for life only determined in accordance with the provisions of Section 4.01. In determining his benefit payable upon the occurrence of his Normal Retirement Date, his Final Average Earnings and his years of Service shall be determined as of the date of his Disability.

     4.05 DEFERRED VESTED BENEFIT. If a Participant terminates employment with the Company prior to his Early Retirement Date but has five or more years of Service, he will upon attaining age 55 be entitled to the lump-sum Actuarial Equivalent of a monthly benefit payable to the Participant for life only determined in accordance with the provisions of Section 4.01 based upon his years of Service and Final Average Earnings at his termination of employment. The benefit calculated under Section 4.01 however, shall be actuarially reduced, using the factors described in Section 2.01 for the definition of Actuarial Equivalent, because of the younger age and earlier commencement for all Participants entering the Plan on or after June 1, 1988, and shall be reduced because of the younger age and earlier commencement for all Participants who were in the Plan on May 31, 1988 by a fraction, the numerator of which is the Participant's years of Service he would have had had he continued to work until his Early Retirement Date and the denominator of which is the number of years of Service the Participant would have had had he continued to work until his Normal Retirement Date. If the Participant has fewer than five years of Service when he terminates employment prior to his Early Retirement Date, he shall not be entitled to any benefits under the Plan.

     4.06 CHANGE OF CONTROL BENEFIT. Notwithstanding any other provisions of the Plan, if a Participant's termination of employment with the Company occurs after a Change of Control, he will be entitled to the lump-sum Actuarial Equivalent of a monthly benefit payable to the Participant for life only determined in accordance with the provisions of section 4.01 based upon his years of Service and Final Average Earnings at his termination of employment. The benefit calculated under section 4.01 shall not be actuarially reduced because of the Participant's age or early payment of his benefit under the Plan. Any benefit paid pursuant to this Section 4.06 shall be in lieu of any other benefit otherwise payable to the Participant under the Plan.

     4.07 TIME OF PAYMENT OF BENEFIT. The lump sum payments provided for Normal Retirement, Deferred Retirement, and Early Retirement, shall be paid on the 90th day after the Participant's termination of employment with the Company. The monthly Disability benefit shall commence being paid on the first day of the month coincident with or next following the Participant's termination of employment with the Company due to Disability and shall cease with the last payment prior to his recovery or attainment of his Normal Retirement Date. If a former Participant who terminated employment with the Company due to Disability continues to have a Disability until his Normal Retirement Date, the lump sum payment then due shall be paid on his Normal Retirement Date. A Participant's deferred vested benefit or Change of Control benefit shall be payable on the 90th day after his attainment of age 55.

                                    ARTICLE V

                                 DEATH BENEFITS

     5.01 IN GENERAL. The benefits under the Plan payable subsequent to a Participant's or former Participant's death shall be limited to those contained in this Article, and shall in any case be subject to Article VIII.

     5.02 DEATH DURING EMPLOYMENT. If a Participant's death occurs while he is in the employ of the Company, an Actuarially Equivalent lump sum benefit shall be payable as hereinafter provided in this Section. The designated beneficiary of a Participant shall be entitled to receive a lump-sum benefit that is Actuarially Equivalent to 50 percent of the sum of the Participant's monthly Earnings in effect at the date of his death and the monthly equivalent of the average of his Incentive Bonuses for the prior three Plan Years, payable monthly until the later of completion of 120 monthly payments or the date the Participant would have attained his Normal Retirement Date. The lump-sum payment shall be made on the 90th day after the death of the Participant. The designated beneficiary of a Participant shall be determined under Article VI.

     5.03 DEATH AFTER TERMINATION OF EMPLOYMENT.

     (a) In General. Except as provided in this Section, no benefits shall be payable to or on behalf of a Participant or former Participant whose death occurs subsequent to his termination of employment.

     (b) Before Benefit is Paid. If a former Participant dies before his benefit is paid but after his termination of employment with the Company on or after his Normal Retirement Date, his Early Retirement Date or a Change of Control, his designated beneficiary, if any, shall be entitled to receive a lump-sum benefit equal to the benefit which he would have received had he lived to the date his benefit would have been paid out. If a former Participant dies before his benefit is paid and he was eligible for a Disability benefit or he terminated employment with the Company prior to a Change of Control and he was entitled to a deferred vested benefit under Section 4.05, his designated beneficiary, if any, shall be entitled to receive a lump-sum benefit which is Actuarially Equivalent to a survivor annuity equal to the survivor portion of a qualified joint and 50 percent survivor annuity as if the former Participant had been entitled to elect and had elected such survivor annuity on the day before his death. The survivor lump-sum death benefit shall be payable on the 90th day following the date of the Former Participant's death. In calculating the survivor portion for the survivor lump-sum benefit, the benefit shall be reduced in the same manner it is reduced under Section 4.03, 4.04 or 4.05, whichever is applicable, for payment earlier than Normal Retirement Date. In the event of a Participant's termination of employment with the company after a Change of Control, the death benefits payable under this Section 5.03 on his behalf will not be reduced for payment before the Participant's Normal Retirement Date.

     (c) After Disability Benefits Commence. If a former Participant who is receiving a Disability benefit dies prior to reaching his Normal Retirement Date but while he still has a Disability, his designated beneficiary shall receive a lump-sum benefit which is Actuarially Equivalent to the survivor portion of a qualified joint and 50 percent survivor annuity as if the former Participant had been entitled to elect and had elected such survivor annuity on the day before his death. Such benefit shall be payable on the 90th day after his death.

                                   ARTICLE VI

                                  BENEFICIARIES


     6.01 DESIGNATION OF BENEFICIARY. Each Participant or former Participant shall designate as his beneficiary the person or persons who shall, upon his death, receive the death benefits, if any, payable pursuant to Article V. The designation shall be in such form as the Committee requires and may include contingent beneficiaries. A beneficiary designation shall be effective when filed with the Committee during the Participant's or former Participant's life, and shall cancel and revoke all prior designations.

     6.02 PAYMENT OF BENEFITS UPON DEATH. If a Participant's or former Participant's death occurs prior to payment of his benefit, the benefit payable upon his death, if any, shall be paid to the persons or persons designated as his primary beneficiary, but if the primary beneficiary does not survive him, then to the person or persons designated as the contingent beneficiary. If no primary or contingent beneficiary survives him or if no beneficiary designation is in effect upon his death, then the benefit under Article V shall be paid to his spouse. If his spouse does not survive him, then the benefit shall be paid to his descendants who survive him by right of representation, and if no descendants of the Participant or former Participant survive him, then to his estate.

     6.03 MINORS AND PERSONS UNDER LEGAL DISABILITY. Payments to a minor or a person under a legal disability shall be made by the Company at the direction of the Committee as follows:

     (a) to the natural or adoptive parents or legal guardian or conservator of such person, or to any other person in loco parent is;

     (b) to a custodian for such person under the Uniform Gifts to Minors Act or Gifts of securities to Minors Act; or

     (c) by expending amounts directly for the education and support of such person.

                                   ARTICLE VII

                              FORFEITURE FOR CAUSE

     Except with respect to persons whose terminations of employment with the Company occur after a Change of Control, notwithstanding any other provision of the Plan to the contrary, in all cases where a written document is executed by the Company expressly making acts of competition against the Company or acts in aid of a competitor of the Company by the Participant or former Participant a Forfeiting Act, if the Participant commits one or more Forfeiting Acts during his employment with the Company or following his termination of employment, any and all unpaid benefits due the Participant or his designated beneficiary shall be forfeited. This provision shall apply regardless of the date the Company first learns of the occurrence of a Forfeiting Act.


                                      VII-1

                                  ARTICLE VIII

                      AGREEMENT FUNDED THROUGH RABBI TRUST

     The Company shall pay the benefits due the Participants and former Participants under the Plan; however, should it fail to do so when a benefit is due, such benefit shall be paid by the Trustee of that certain Trust Agreement entered into contemporaneously with this Amendment, by and between the Company and Norstar Trust Company, a New York banking corporation (the "Trust"). In any event, if the Trust fails to pay for any reason, the Company still remains liable for the payment of all benefits provided by the Plan. The Company may contribute at any time and from time to time such assets to the Trust as it, in its sole discretion, shall determine and shall have the right at any time and from time to time to borrow from the Trust the fair market value of assets held in the Trust which are in excess of the net present value of the largest benefit all Participants and former Participants are entitled to under the Plan as of the beginning of the Plan Year during which the loan is made (exclusive of any Disability or death benefit). Any such loan shall be evidenced by an instrument in writing, shall bear interest at such rate as the Company would be required to pay to its prime lender under the same terms (except for the security), shall provide a repayment schedule which would repay but only to the extent of the funds so borrowed, such amount as is necessary to maintain at the beginning of each Plan Year during the existence of the loan, non-borrowed funds in the Trust at a level at least equal to the net present value of all benefits calculated under the preceding sentence and shall provide for prepayment at the Company's election, without penalty. The above calculations shall use the same actuarial factors set out in the definition of Actuarial Equivalent under Section 2.01. All assets contributed shall be held in and administered according to the terms of the Trust which are incorporated by reference in the Plan for all purposes. However,


                                     VIII-1
in no event shall the rights of Participants and former Participants in the assets held by the Trust be greater than the rights of unsecured creditors of the Company. Nothing contained in the Plan or the Trust constitutes a secured promise by the Company that the assets of the Company will be sufficient to pay any benefit to any person.


                                     VIII-2

                                   ARTICLE IX

                                 PLAN COMMITTEE

     9.01 COMMITTEE. The Plan shall be administered by the Committee, which shall have three members designated in writing by the Company. Any person may resign from the Committee upon 30 days' prior notice to the Company and to any other member of the Committee. The Company may remove any member of the Committee by written notice to him and to any other member of the Plan Committee. The Company shall fill any vacancy and shall give written notice thereof to the other members of the Committee. In the interim, the other member(s) of the Committee shall have full authority to act. If, at any time, there are no members of the Committee, then the Board shall serve as the Committee.

     9.02 GENERAL RIGHTS, POWERS AND DUTIES OF PLAN COMMITTEE. The Committee shall be responsible for the management, operation and administration of the Plan. In addition to any powers, rights and duties set forth elsewhere in the Plan, it shall have the following powers and duties:

     (a) to adopt such rules and regulations consistent with the provisions of the Plan as it deems necessary for the proper and efficient administration of the Plan;

     (b) to enforce the Plan in accordance with its terms and any rules and regulations it establishes;

     (c) to maintain records concerning the Plan sufficient to prepare reports, returns and other information required by the Plan or by law;

     (d) to construe and interpret the Plan and to resolve all questions arising under the Plan;

     (e) to direct the Company to pay benefits under the Plan, and to give such other directions and instructions as may be necessary for the proper administration of the Plan;

     (f) to employ or retain agents, attorneys, actuaries, accounts or other persons, who may also be employed by or represent the Company, and

     (g) to be responsible for the preparation, filing and disclosure on behalf of the Plan of such documents and reports as are required by any applicable Federal or State law.

The Committee shall have no power to add to, subtract from or modify any of the terms of the Plan, or to change or add to any benefits provided by the Plan, or to waive or fail to apply any requirements of eligibility for benefits under the Plan.

     9.03 RULES AND DECISIONS. The Committee may adopt such rules and actuarial tables as it deems necessary, desirable or appropriate. All rules and decisions of the Committee shall be uniformly and consistently applied to all Participants in similar circumstances. When making a determination or calculation, the Committee shall be entitled to rely upon information furnished to it by a Participant or beneficiary, the Company, and the legal counsel, actuary and accountant for the Company.

     9.04 COMMITTEE PROCEDURES. The Committee may act at a meeting or in writing without a meeting. The Committee shall elect one of its members as chairman and appoint a secretary, who may or may not be a Committee member. The Secretary shall keep a record of all meetings and forward all necessary communications to the Company. The Committee may adopt such bylaws and regulations as it deems desirable for the conduct of its affairs. All decisions of the Committee shall be made by the vote of the majority, including actions in writing taken without a meeting. A dissenting Committee member who, within a reasonable time after he has knowledge of any action or failure to act by the majority, registers his dissent in writing delivered to the other Committee members and the Company, shall not, to the extent permitted by law, be responsible for any such action or failure to act.

     9.05 AUTHORIZATION OF BENEFIT PAYMENTS. The Committee shall issue directions to the Company concerning all benefits which are to be paid pursuant to the provisions of the Plan. The Company shall furnish the Committee such data and information as it may require. The records of the Company shall be determinative of each Participant's period of employment, termination of employment and the reason therefor, leave of absence, reemployment, years of Service, Earnings, and Final Average Earnings. Participants and their beneficiaries shall furnish to the Committee such evidence, data, or information, and execute such documents, as the Committee requests.

     9.06 APPLICATION AND FORMS OF BENEFITS. The Committee may require a Participant or former Participant to complete and file with the Committee an application for retirement benefits and all other forms approved by the Committee, and to furnish all pertinent information requested by the Committee. The Committee may rely upon all such information so furnished it, including the Participant's or former Participant's current mailing address.

     9.07 FACILITY OF PAYMENT. Whenever, in the Committee's opinion, a person entitled to receive any payment of a benefit or installment thereof hereunder is under a legal disability or is incapacitated in any way so as to be unable to manage his financial affairs, the Committee may direct the Company to make payments to such person or to his legal representative or to a relative or friend of such person for his benefit, or the Committee may direct the Company to apply the payment for the benefit of such person in such manner as the Committee considers advisable. Any payment of a benefit or installment thereof in accordance with the provisions of this Section shall be a complete discharge of any liabilities for the making of such payment under the provisions of the Plan.

     9.08 CLAIMS PROCEDURE. The Committee shall make all determinations as to the right of any person to receive benefits under the Plan. Any denial by the Committee of a claim for benefits under the Plan by a Participant, former Participant beneficiary of a former Participant (collectively referred to herein as "Claimant") shall be stated in writing by the Committee and delivered or mailed to the Claimant on the 90th day after receipt of the claim, unless special circumstances require an extension of time for processing the claim. If such an extension of time is required, written notice of the extension shall be furnished to the Claimant on the 90th day after receipt of the claim and the claim shall thereafter be paid on the 180th day after the date of receipt of the initial claim. Such notice shall set forth the specific reasons for the denial, specific reference to pertinent provisions of the Plan upon which the denial is based, a description of any additional material or information necessary for the Claimant to perfect his claim with an explanation of why such material or information is necessary, and an explanation of claim review procedures under the Plan written to the best of the. Committee's ability in a manner that may be understood without legal or actuarial counsel. A Claimant whose claim for benefits has been wholly or partially denied by the Committee may, within 90 days following the date of such denial, request a review of such denial in a writing addressed to the Committee. The Claimant shall be entitled to submit such issues or comments, in writing or otherwise, as he shall consider relevant to a determination of his claim, and may include in his request a request for a hearing in person before the Committee. Prior to submitting his request, the Claimant shall be entitled to review such documents as the Committee shall agree are pertinent to his claim. The Claimant may, at all stages of review, be represented by counsel, legal or otherwise, of his choice, provided that the fees and expenses of such counsel shall be borne by the Claimant. All requests for review shall be promptly resolved. The Committee's decisions with respect to any such review shall be set forth in writing and shall be mailed to the Claimant on the 60th day following receipt by the Committee of the Claimant's request unless special circumstances, such as the need to hold a hearing, require an extension of time for processing, in which case the Committee's decision shall be so mailed on the 120th day after receipt of such request.

     9.09 RESPONSIBILITY. No member of the Committee or of the Board shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his own fraud or willful misconduct; nor shall the Company be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a director, officer or employee of the Company.

                                    ARTICLE X

                            AMENDMENT AND TERMINATION

     10.01 AMENDMENT. The Plan may be amended in whole or in part by the Company at any time. Notice of any such amendment shall be given in writing to the Committee and to each Participant, former Participant, and beneficiary of a deceased former Participant. No such amendment however shall have the effect of reducing that portion of the benefit the Participant or former Participant ultimately becomes entitled to below that amount he would have received for Service to the date of the amendment under the formula set out in the Plan prior to the amendment.

     10.02 RIGHT TO TERMINATE PLAN. The Company reserves the right to terminate the accrual or vesting of additional benefits under the Plan by any or all Participants at any time by written notice to the Committee. The Committee shall notify any Participant affected by such termination of such action and its effective date within 30 days after it receives notice from the Company. A Participant whose accrual of additional benefits is terminated shall not lose any previously earned and vested benefits, and, subject to Article VIII, any such vested benefits shall be payable at the time and in the manner provided hereunder.

                                   ARTICLE XI

                                  MISCELLANEOUS

     11.01 INALIENABILITY OF BENEFITS. The right of any Participant, former Participant or beneficiary to any benefit or payment under the Plan shall not be subject to voluntary or involuntary transfer, alienation, pledge, assignment, garnishment, sequestration or other legal or equitable process. Any attempt to transfer, alienate, pledge, assign or otherwise dispose of such right or any attempt to subject such right to attachment, execution, garnishment, sequestration or other legal or equitable process shall be null and void.

     11.02 NO IMPLIED RIGHTS. Neither the establishment of the Plan nor any modification thereof shall be construed as giving any Participant, former Participant beneficiary or other person any legal or equitable right unless such right shall be specifically provided for in the Plan or conferred by affirmative action of the Company in accordance with the terms and provisions of the Plan.

     11.03 ACTIONS BY COMPANY. All actions by the Company under the Plan shall be taken by the Board or by a person or persons designated by the Board.

     11.04 BINDING EFFECT. The provisions of the Plan shall be binding on the Company, the Committee, and all persons entitled to benefits under the Plan, together with their respective heirs, legal representatives and successors in interest.

     11.05 NUMBER AND GENDER. Wherever appropriate, the singular shall include the plural, the plural shall include the singular, and the masculine shall include the feminine or neuter.

     11.06 GOVERNING LAW. The Plan shall be construed and administered according to the laws of the State of Texas.

     IN WITNESS WHEREOF, effective June 1, 1999, the Company has adopted this amendment and restatement of the Plan on the 18th day of June, 1999.

                                  QUANEX CORPORATION

                                  By:          /s/ PAUL GIDDENS
                                     ----------------------------------------

                                  Title:  Vice President - Human Resources
                                        -------------------------------------